EXHIBIT 11

                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                  Primary (2)                       Fully diluted (3)
                                                              earnings per share                   earnings per share
                                                            1997              1996               1997               1996
Average shares outstanding for the six month period
ending June 30,                                              3,348,969          3,309,301          3,348,969         3,309,301

     Incremental shares resulting from conversion of common stock equivalents:

        Options to purchase shares of common stock
        at an exercise price of $6.14 - $14.875
        (404,085  and  451,355  options  at June 30,
        1997 and 1996, respectively) (1)                        26,876             38,839             38,674            38,839
                                                      ----------------- ------------------ ------------------ -----------------

           Total incremental shares resulting from
           conversion of common stock equivalents
           at June 30,                                          26,876             38,839             38,674            38,839
                                                      ----------------- ------------------ ------------------ -----------------

Total shares and  incremental  shares  resulting
from conversion of common stock equivalents
at June 30,                                                  3,375,845          3,348,140          3,387,643         3,348,140
                                                      ================= ================== ================== =================

Percentage of incremental shares resulting from
conversion of common stock equivalents at  June 30,              0.80%              1.16%              1.14%             1.16%
                                                      ================= ================== ================== =================



                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                  Primary (2)                       Fully diluted (3)
                                                              earnings per share                   earnings per share
                                                            1997              1996               1997               1996
Average shares outstanding for the three month
period ending June 30,                                       3,363,900          3,321,080          3,363,900         3,321,080

     Incremental shares resulting from conversion of common stock equivalents:

        Options to purchase shares of common stock
        at an exercise price of $6.14 -  $14.875
        (404,085  and  451,355  options  at June 30,
        1997 and 1996, respectively) (1)                        30,646             31,780             54,243            31,780
                                                      ----------------- ------------------ ------------------ -----------------

           Total incremental shares resulting from
           conversion of common stock equivalents
           at June 30,                                          30,646             31,780             54,243            31,780
                                                      ----------------- ------------------ ------------------ -----------------

Total shares and  incremental  shares  resulting
from conversion of common stock equivalents at
June 30,                                                     3,394,546          3,352,860          3,418,143         3,352,860
                                                      ================= ================== ================== =================

Percentage of incremental shares resulting from
conversion of common stock equivalents at  June 30,              0.90%              0.95%              1.59%             0.95%
                                                      ================= ================== ================== =================




                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1)    Outstanding options and warrants to purchase common stock.

         Options to purchase shares of common stock as of June 30, 1997 and 1996, respectively:

                                                June 30, 1997   June 30, 1996
                                                -------------   -------------

         Grant price:    $6.14                      3,025           3,025
         Grant price:    $6.82                          -           1,650
         Grant price:    $8.375                         -          32,250
         Grant price:    $9.00                      5,050           5,550
         Grant price:    $9.10                      4,785           5,005
         Grant price:    $9.213                         -           8,500
         Grant price:    $9.875                    10,500          10,500
         Grant price:    $9.90                          -           1,650
         Grant price:    $10.375                    3,000           3,000
         Grant price:    $10.50                     4,550           4,850
         Grant price:    $10.625                   12,750          12,750
         Grant price:    $10.75                    25,500          27,000
         Grant price:    $11.125                   12,000          12,000
         Grant price:    $11.55                         -           1,650
         Grant price:    $11.825                   10,000          10,000
         Grant price:    $12.50                    17,500          17,500
         Grant price:    $12.75                     4,000           4,000
         Grant price:    $13.375                   94,575         101,000
         Grant price:    $13.875                   62,700          67,950
         Grant price:    $14.02                     1,650           1,650
         Grant price:    $14.125                   17,500               -
         Grant price:    $14.25                   107,500         112,375
         Grant price:    $14.875                    7,500           7,500
                                               -----------    ------------

                                                  404,085         451,355
                                               ===========    ============



  (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating primary earnings per share, is based on the average of the closing prices, for the three months and six months ended June 30, 1997 and 1996, as reported on the American Stock Exchange.

  (3) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating fully diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on June 30, 1997 and 1996, as reported on the American Stock Exchange.